UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36814	20-4627978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Holly Lane North, Suite 40 Plymouth, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 463-1595

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 6, 2017, Entellus Medical, Inc., a Delaware corporation (“Entellus”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Spirox, Inc., a Delaware corporation (“Spirox”), Stinger Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Entellus (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as representative of Spirox’s equity holders (the “Equityholders Representative”). Spirox is a privately held medical device company that develops, manufactures and markets the LATERA™ Absorbable Nasal Implant which is a minimally invasive option to treat nasal airway obstruction. Closing of the transaction is expected to occur during early third quarter of 2017, upon satisfaction or waiver of certain customary closing conditions.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the merger, Merger Sub will merge with and into Spirox, with Spirox continuing as the surviving entity and an indirect wholly-owned subsidiary of Entellus (the “Merger”). Subject to the terms and conditions of the Merger Agreement, Entellus has agreed to pay $25 million in cash and issue approximately 3.4 million shares of Entellus common stock, subject to certain adjustments and as calculated pursuant to the calculation methodology set forth in the Merger Agreement. At the closing of the Merger, Entellus will deposit $7.5 million of the initial cash merger consideration with an escrow agent to fund payment obligations with respect to the working capital adjustment and post-closing indemnification obligations of Spirox’s former equity holders. Under the terms of the Merger Agreement, Entellus has agreed to pay additional contingent merger consideration to Spirox’s former equity holders based on Entellus’s net revenue from sales of Spirox’s LATERA™ device, subsequent versions thereof and any other device that treats nasal valve collapse or nasal lateral wall insufficiency by increasing the mechanical strength of the nasal lateral wall through the use of a synthetic graft, evaluated annually during the four-year period following the Merger. Entellus has the discretion to pay the contingent consideration in shares of Entellus common stock or cash, subject to compliance with applicable rules and regulations of the Securities Act of 1933, as amended (the “Securities Act”), and NASDAQ. A portion of the contingent consideration will be subject to certain rights of set-off for any post-closing indemnification obligations of Spirox’s equity holders.

All options and warrants to acquire shares of Spirox stock will be terminated in connection with the Merger and the holders thereof will be entitled to receive the merger consideration that would have been payable to such holders had they exercised their vested options and warrants in full immediately prior to the effective time of the Merger, less the applicable exercise price of such vested options and warrants.

The completion of the Merger is subject to customary closing conditions, including, among others, the absence of certain legal impediments to the consummation of the Merger, joinder and release agreements executed by Spirox’s stockholders holding at least 95% of the outstanding shares of Spirox capital stock, the accuracy of representations and warranties made by Entellus and Spirox, respectively, and compliance by Entellus and Spirox with their respective obligations under the Merger Agreement. The Merger is not subject to any financing condition. The Merger Agreement contains certain customary termination rights for both Entellus and Spirox. In addition, but subject to customary conditions, either party may terminate the Merger Agreement if the Merger is not consummated on or before December 31, 2017.

Pursuant to the terms of the Merger Agreement, Entellus has agreed, contingent upon the closing of the Merger, to increase the size of its board of directors from seven to nine and elect James C. Momtazee and Douglas S. (Duke) Rohlen as directors of Entellus, effective as of the closing of the Merger. Entellus also has agreed, contingent upon the closing of the Merger, to file a resale shelf registration statement on Form S-3 (or if then ineligible to use such form, then any other available form of registration statement) to register for resale under the Securities Act, the shares of Entellus common stock issued to Spirox stockholders and warrant holders in connection with the Merger.

Each of Entellus and Spirox has made customary representations, warranties and other covenants in the Merger Agreement. The assertions embodied in the representations, warranties and covenants were made solely for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules and annexes attached thereto, which are not filed publicly and which may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that differ from what may be viewed as material to investors. The representations and warranties in the Merger Agreement and the items listed in the disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts, and, moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Entellus’s current public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Entellus or its business, or Spirox or its business. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Joinder and Release Agreements

Concurrently with entering into the Merger Agreement, Entellus entered into joinder and release agreements with certain stockholders of Spirox, pursuant to which such stockholders agreed to join and become parties to the Merger Agreement, including certain indemnification provisions contained therein, and to a general release and waiver of claims against Entellus, Spirox, Merger Sub or any of their respective affiliates.

Under the terms of the Merger Agreement, Spirox has agreed to obtain, prior to the closing of the Merger, joinder and release agreements with stockholders representing at least 95% of Spirox’s then outstanding common stock and preferred stock, considered in aggregate on an as-converted basis.

The foregoing description of the joinder and release agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of joinder and release agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Resignation and Release Agreements

Concurrently with entering into the Merger Agreement, Entellus entered into resignation and release agreements with certain officers and directors of Spirox pursuant to which such individuals agreed to resign, conditioned upon and effective as of the consummation of the Merger, and to a general release and waiver of claims against Entellus, Spirox, Merger Sub or any of their respective affiliates.

The foregoing description of the resignation and release agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of resignation and release agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Lock-Up Agreements

The terms of the Merger Agreement require each stockholder or warrant holder of Spirox that is to receive shares of Entellus common stock in connection with the Merger to enter into a lock-up agreement providing, among other things and subject to customary exceptions, that such stockholder or warrant holder shall not offer, sell, contract to sell, pledge, assign, grant any option, right or warrant to purchase, lend, make any short sale, enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership or otherwise dispose of their shares of Entellus common stock received in connection with the Merger. The lock-up shall apply for a period of (i) three months from the date of closing of the Merger in the case of 25% of the Entellus common stock received in connection with the Merger, (ii) six months from the date of closing of the Merger in the case of an additional 25% of the Entellus common stock received in connection with the Merger and (iii) 12 months in the case of the remaining shares of Entellus common stock received in connection with the Merger.

The foregoing description of the lock-up agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of lock-up agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Non-Competition and Non-Solicitation Agreements

Concurrently with entering into the Merger Agreement, Entellus entered into non-competition and non-solicitation agreements with certain key employees, in their capacities as key equity holders, of Spirox, pursuant to which such key employees agreed to customary non-competition and non-solicitation provisions applicable for a term of three years.

Concurrently with entering into the Merger Agreement, Entellus also entered into non-solicitation agreements with certain other stockholders of Spirox, pursuant to which such stockholders agreed to customary non-solicitation provisions applicable for a term of three years.

The foregoing description of the non-competition and non-solicitation agreements with certain key employees of Spirox and the non-solicitation agreements with certain other stockholders of Spirox does not purport to be complete and is qualified in its entirety by reference to the full text of the form of non-competition and non-solicitation agreement and form of non-solicitation agreement, which are filed as Exhibits 10.4 and 10.5 hereto and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On July 7, 2017, Entellus issued a press release announcing the signing of the Merger Agreement and Entellus’s preliminary unaudited revenue expectations for the three months ended June 30, 2017. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this report.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of Entellus common stock in connection with the Merger is expected to be exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, based upon appropriate representations and certifications that Entellus has received or expects to obtain from Stinger and each Stinger stockholder and warrant holder receiving Entellus common stock. The issuance of any additional shares of Entellus common stock in connection with the payment of any contingent merger consideration described above is also expected to be exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. Entellus has agreed to file a resale shelf registration statement on Form S-3 (or if then ineligible to use such form, then any other available form of registration statement) to register for resale under the Securities Act the shares of Entellus common stock issued to Stinger equity holders in connection with the Merger.

Item 7.01.	Regulation FD Disclosure.

On July 7, 2017, Entellus issued a press release announcing the signing of the Merger Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information under Item 2.02 and in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Entellus under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 6, 2017 among Entellus Medical, Inc., Stinger Merger Sub Inc., Spirox, Inc., and Fortis Advisors LLC, as the Equityholders Representative*

10.1	Form of Joinder and Release Agreement dated as of July 6, 2017 between Entellus Medical, Inc. and Certain Stockholders of Spirox, Inc.

10.2	Form of Resignation and Release Agreement dated as of July 6, 2017 between Entellus Medical, Inc. and Certain Officers and Directors of Spirox, Inc.

10.3	Form of Lock-Up Agreement dated as of July 6, 2017 between Entellus Medical, Inc. and Certain Stockholders of Spirox, Inc.

10.4	Form of Non-Competition and Non-Solicitation Agreement dated as of July 6, 2017 between Entellus Medical, Inc. and Certain Stockholders of Spirox, Inc.

10.5	Form of Non-Solicitation Agreement dated as of July 6, 2017 between Entellus Medical, Inc. and Certain Stockholders of Spirox, Inc.

99.1	Press Release issued on July 7, 2017

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Entellus will furnish the omitted exhibits and schedules to the SEC supplementally upon request by the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties and assumptions that, if they never materialize or if they prove incorrect, could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Entellus makes such forward-looking statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. The words “expects,” “anticipates,” “believes,” “intends,” “could,” “plans,” “would,” “potential,” “outlook,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances) and the use of future dates identify forward-looking statements in this report. Forward-looking statements contained in this report, including in Exhibit 99.1 hereto, include, but are not limited to, statements related to the anticipated timing and completion of the Merger; the effect of the acquisition of Spirox on Entellus’s future revenues and other operating results; the expected amount and timing of any contingent merger consideration payments; anticipated revenues and market potential and acceptance of Spirox’s LATERA™ product; and Entellus’s anticipated revenue for the second quarter and full year 2017. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the Merger and Entellus’s business and the industry in which it operates, and management’s beliefs and assumptions are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors, many of which are beyond Entellus’s control. Actual future results may vary materially from those projected, anticipated or indicated in any forward-looking statements as a result of various factors, including, among others, delays in completing the Merger and the risk that the Merger may not be completed at all; the anticipated incurrence of additional indebtedness by Entellus to pay the cash portion of the merger consideration; the failure by Entellus to obtain the necessary debt financing arrangements to fund the Merger; risks that Entellus’s or Spirox’s respective business may suffer as a result of uncertainty surrounding the Merger; failure to achieve the revenues, cost savings, earnings, growth prospects and any or other synergies expected from the Merger or delays in realization thereof; delays and challenges in integrating Spirox’s business and operations after completion of the Merger; operating costs and business disruption during the pendency of and following the Merger, including any adverse effects on employee retention or Entellus’s or Spirox’s relationships with third parties, including physicians, distributors and vendors; Entellus’s future operating results and financial performance; adequate levels of coverage or reimbursement for procedures using Entellus’s products; competition; Entellus’s ability to expand, manage and maintain its direct sales organization and market and sell its products in the United States and internationally; risks and uncertainties involved in Entellus’s international operations; the compliance of Entellus’s products and activities with the laws and regulations of the countries in which they are marketed; failure or delay in obtaining FDA or other regulatory approvals or the effect of FDA or other regulatory actions; risk of product recalls, product liability claims and litigation and inadequate insurance coverage relating thereto; and intellectual property disputes. For more information regarding these and other uncertainties and factors that could cause actual results to differ materially from what Entellus has anticipated in its forward-looking statements or otherwise could materially adversely affect its business, financial condition or operating results, see Item 1A of Entellus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Item 1A of Part II of Entellus’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 under the headings “Risk Factors.” The risks and uncertainties described above and in Entellus’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q are not exclusive and further information concerning Entellus and its business, including factors that potentially could materially affect its business, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. Readers should also carefully review the risk factors described in other documents that Entellus files from time to time with the SEC. The forward-looking statements in this report speak only as of the date of this report. Except as required by law, Entellus assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2017	ENTELLUS MEDICAL, INC.

	By:	/s/ Robert S. White
	Name:	Robert S. White
	Title:	President and Chief Executive Officer

ENTELLUS MEDICAL, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.1	Agreement and Plan of Merger dated as of July 6, 2017 among Entellus Medical, Inc., Stinger Merger Sub Inc., Spirox, Inc., and Fortis Advisors LLC, as the Equityholders Representative*	Filed herewith

10.1	Form of Joinder and Release Agreement dated as of July 6, 2017 between Entellus Medical, Inc. and Certain Stockholders of Spirox, Inc.	Filed herewith

10.2	Form of Resignation and Release Agreement dated as of July 6, 2017 between Entellus Medical, Inc. and Certain Officers and Directors of Spirox, Inc.	Filed herewith

10.3	Form of Lock-Up Agreement dated as of July 6, 2017 between Entellus Medical, Inc. and Certain Stockholders of Spirox, Inc.	Filed herewith

10.4	Form of Non-Competition and Non-Solicitation Agreement dated as of July 6, 2017 between Entellus Medical, Inc. and Certain Stockholders of Spirox, Inc.	Filed herewith

10.5	Form of Non-Solicitation Agreement dated as of July 6, 2017 between Entellus Medical, Inc. and Certain Stockholders of Spirox, Inc.	Filed herewith

99.1	Press Release issued on July 7, 2017	Furnished herewith

*	All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Entellus will furnish the omitted exhibits and schedules to the SEC supplementally upon request by the SEC.